Exhibit 23.1

WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS
SUITE 102
28936 OLD TOWN FRONT STREET, TEMECULA, CALIFORNIA 92590
TELEPHONE 951-693-1120 • FACSIMILE 951-693-1189

June 12, 2006

CONSENT OF INDEPENDENT AUDITORS’

We hereby consent to the incorporation in the prospectus constituting part of this Registration Statement on Form SB/2, Amendment No. 12, of our report dated June 8, 2005 for the periods ended December 31, 2004 and 2003 and July 30, 2003 (date of inception) through December 31, 2004. We also consent to the reference to us under the heading “Interests of Named Experts and Counsel” in such prospectus.

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California